Exhibit 4.41

SRK House 265 Oxford Road, Illovo 2196 Johannesburg PO Box 55291 Northlands 2116 South Africa e-Mail: johannesburg@srk.co.za URL: http://www.srk.co.za Tel: +27 (11) 441 1111 Fax: +27 (11) 880 8086

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with (a) the report entitled the “Dominion Uranium Project Northwest Province, Republic of South Africa” dated March 2, 2007 and (b) the report entitled “An Independent Technical Report on the Modder East Gold Project, Located near Springs, Gauteng Province, Republic of South Africa” dated August 31, 2006 and amended October 26, 2006 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ Mark Wanless
Mark Wanless

Consent of M Wanless Modder East 27-06-07.doc

Partners                MJ Braune, JM Brown, JAC Cowan, CD Dalgliesh, T Hart, NM Holdcroft, PR Labrum, LGA Maclear, RRW McNeill, HAC Meintjes, BJ Middleton, MJ Morris, GP Murray, GP Nel, VS Reddy, PN Rosewarne, PE Schmidt, PJ Shepherd, AA Smithen, PJ Terbrugge, KM Uderstadt, DJ Venter, HG Waldeck,
A Wood

Cape Town +27 (0) 21 409 2400

Durban +27 (0) 31 312 1355

East London +27 (0) 43 748 6292

Harare +263 (4) 496 182

Johannesburg +27 (0) 11 441 1111

Pietermaritzburg +27 (0) 33 345 6311

Port Elizabeth +27 (0) 41 581 1911

Pretoria +27 (0) 12 361 9821

Rustenburg +27 (0) 14 594 1280

Directors              AJ Barret, PR Labrum, BJ Middleton, MJ Morris, PE Schmidt,
PJ Terbrugge, MB Zungu, S Mayekiso

Associates            JCJ Boshoff, SA McDonald, DM Duthe, R Gardiner, WA Naismith, JP Odendaal, VM Simposya, D Visser, AC White, AC Woodford

Consultants          AC Burger, BSc (Hons); IS Cameron-Clarke, PrSci Nat, MSc;
JH de Beer, PrSci Nat, MSc; GA Jones, PrEng, PhD; WD Ortlepp, PrEng, Meng; TR Stacey, PrEng,  DSc;  OKH Steffen, PrEng, PhD; RJ Stuart, PrTech Eng, GDE; DW Warwick, PrSci Nat, BSc (Hons)

Corporate Shareholder: Kagiso Enterprises (Pty) Ltd
SRK Consulting (South Africa) (Pty) Ltd	Reg No 1995.012890.07